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                                                                  EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our reports dated January 24, 1997, included on pages F-2 and S-1 of the 1996 Annual Report to Shareholders on Form 10-K, into the previously filed Registration Statement on Form S-8 (File No. 333-16075).

                                       ARTHUR ANDERSEN LLP


Oklahoma City, Oklahoma,
March 24, 1997